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CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated September 6, 1995, included in the Annual Report on Form 10-K of Atlas Corporation for the year ended June 30, 1995, with respect to the financial statements, as amended, included in this Form 10-K/A.

                                        /s/ ERNST & YOUNG LLP

Denver, Colorado
January 17, 1996